CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorpoation by reference in the Registration Statement on Form S-8 (No. 333-95651) of La-Z-Boy Incorporated of our report dated May 31, 2000 relating to the consolidated financial statements of La-Z-Boy Incorporated, which appears in this Current Report on Form 8-K.


/s/PRICEWATERHOUSECOOPERS LLP

Toledo, Ohio
May 31, 2000